SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐   Preliminary Information Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule
      14a-5(d) (1))

☒   Definitive Information Statement

BLINK COUTURE, INC.
(Name of Registrant as Specified In Its Charter)

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BLINK COUTURE, INC.
122 Ocean Park Blvd., Suite 307
Santa Monica, CA 90405
(310) 396-1691

November 2, 2009

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock") of BLINK COUTURE, INC. (the "Company").  We are sending you this Information Statement to inform you that on October 20, 2009, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock.  Thereafter, on October 20, 2009, pursuant to the By-Laws of the Company and applicable Delaware law, a principal stockholder of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 13,940,000 shares of Common Stock, representing approximately 67.5% of the total issued and outstanding Common Stock, adopted a resolution to authorize the Board of Directors, in its sole discretion, to effect a reverse split of the Company's Common Stock based upon a ratio of one-for-52 1/2.  In addition, notwithstanding approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

The Board of Directors believes that the proposed reverse stock split is beneficial to the Company because it provides the Company with the flexibility it needs to attract a transaction consistent with its Business Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOUR ARE NOT REQUESTED
TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about November 3, 2009 to stockholders of record on October 21, 2009 (the "Record Date").

/s/ Thomas W. Colligan
Thomas W. Colligan, President

BLINK COUTURE, INC.
122 Ocean Park Blvd., Suite 307
Santa Monica, CA 90405
(310) 396-1691

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Delaware law.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Delaware General Corporation Law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000.00, will be paid by the Company.

BACKGROUND

Blink Couture, Inc. (the “Company”) was incorporated in Delaware on October 23, 2003 with the former name Fashionfreakz International Inc. On December 2, 2005, the Company changed our name to Blink Couture Inc.  Since its inception, the Company has not earned any revenues and has had operational losses to date. Until March 4, 2008, the Company was a development stage online fashion business that specialized in the sale of clothing, jewelry and accessories produced by independent designers to customers via the Internet.  On March 4, 2008, we discontinued our former business and changed our business plan.  The Company’s business plan now consists of exploring potential targets for a business combination through the purchase of assets, share purchase or exchange, merger or similar type of transaction.  In order to facilitate such a transaction, the Company's Board of Directors requires the flexibility to adjust the number of issued and outstanding shares of the Company's Common Stock to meet the requirements of a prospective transaction. At this time, the Company does not have any commitments with respect to any prospective transaction.  The Board of Directors believes that it is in the best interest of the Company's stockholders and the Company for the Board to have the authority to effect a reverse stock split of the Company's common shares in order to make the Company more attractive for a potential business combination. The Board of Directors would effect a reverse stock split only upon its determination that a reverse stock split would be in the best interests of the stockholders at that time. The Board of Directors would set the specific timing for such a split within the authority granted by the stockholders.

No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company's stockholders.

At this time, the Company does not have any specific current prospects for a business transaction or merger and has no agreements with any specific candidates relative thereto.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of the Company's Common Stock (the aggregate value of all Company’s Common Stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Company's Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of the Company's Common Stock outstanding before the reverse stock split.

If the reverse stock split is effected, the resulting per-share stock price may not attract or satisfy potential acquisition targets and there is no guarantee that any transaction will be effected.

A decline in the market price of the Company's Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company's Common Stock could be adversely affected following such a reverse stock split.

IMPACT OF THE PROPOSED REVERSE STOCK SPLIT IF IMPLEMENTED

If approved and effected, the reverse stock split will be realized simultaneously for all of the Company's Common Stock and the ratio will be the same for all of the Company's Common Stock. All fractional interests resulting from the reverse split will be rounded up to the nearest whole share (see EFFECT ON FRACTIONAL SHAREHOLDERS, below).  The reverse stock split will affect all of the Company's stockholders uniformly, however, the rounding of fractional shares may affect certain stockholders' percentage ownership interests and proportionate voting power in the Company.  Because the number of authorized shares of the Company's Common Stock will not be reduced, the reverse stock split will increase the Board of Directors' ability to issue authorized and unissued shares without further stockholder action.

The principal effect of the reverse stock split will be that:

•	the number of shares of the Company's Common Stock issued and outstanding will be reduced from 20,640,250 shares to approximately 393,148 shares;

•	the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into the Company's Common Stock will be reduced proportionately; and

•
proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of the Company's Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL STOCKHOLDERS

All fractional interests resulting from the reverse split will be rounded up to the nearest whole share.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

Upon a reverse stock split, we intend to treat stockholders holding the Company's Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company's Common Stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

Some of our registered stockholders hold all their shares in certificate form.  If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Transfer Online, Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate, you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD
NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

AUTHORIZED SHARES

The reverse stock split would affect all issued and outstanding shares of the Company's Common Stock and outstanding rights to acquire the Company's Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Company's Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors.  As of October 20, 2009, we had 120,000,000 shares of authorized Common Stock and 20,640,250 shares of Common Stock issued and outstanding together with 20,000,000 shares of Preferred Stock and none outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future.  If we issue additional shares, the ownership interest of holders of the Company's Common Stock will be diluted.

ACCOUNTING MATTERS

The stated capital attributable to the Company's Common Stock on its balance sheet will be unchanged. The per-share net income or loss and net book value of the Company's Common Stock will be restated because there will be fewer shares of the Company's Common Stock outstanding.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

If the Board of Directors decides to implement the reverse stock split, the Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this information statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

NO APPRAISAL RIGHTS

Under applicable Delaware law, the Company's stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.  As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.  The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts.  ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of October 20, 2009, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 20,640,250 shares of BLINK COUTURE, INC. Common Stock issued and outstanding.

Name and Address of Beneficial Owner Beneficially Owned	Number of Shares Beneficially Owned (1)	Percentage of Shares
Fountainhead Capital Management Limited	13,940,000	67.54%
Portman House, Hue Street
St. Helier, Jersey JE4 5RP
Channel Islands

La Pergola Investments Limited	2,460,000	11.92%
Portman House, Hue Street
St. Helier, Jersey JE4 5RP
Channel Islands

Thomas W. Colligan, President,	0	0.00%
Secretary, Treasurer, CEO, CFO
And Director
5528 Westcott Circle
Frederick, Maryland 21703

Officers and Directors
as a group (1 person)	0	0.00%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS
TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener
Law Offices of Robert Diener
122 Ocean Park Blvd.
Suite 307
Santa Monica, CA 90405
Telephone: (310) 396-1691

      BY ORDER OF THE BOARD OF DIRECTORS OF BLINK COUTURE, INC.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
BLINK COUTURE, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Blink Couture, Inc. held on October 20, 2009, the Directors approved the following resolution:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing “Article IV Authorized Shares” by inserting the following three new paragraphs following the current text of Article IV:

            Upon the effective date of the filing of this amendment with the office of the Secretary of State of the State of Delaware (the "Effective Date"), each 52 1/2 shares of Common Stock then issued, which are the only voting securities of the Corporation issued and outstanding, shall be automatically reclassified into one share of Common Stock. All fractional interests in shares shall be rounded up to the nearest whole share.

            From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. Each Share of Common Stock shall continue to have $.0001 par value after the reverse Stock Split.

            From and after the Effective Date, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall remain unchanged.

SECOND: That thereafter, pursuant to Delaware General Corporation Laws Section 228, a consent in writing, setting forth the action so taken, was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of November, 2009.

By:	/s/ Thomas W. Colligan

Title:	President

Name:	Thomas W. Colligan